Exhibit 10.18

FIRST AMENDMENT TO

SUN HYDRAULICS CORPORATION 401(K) AND ESOP RETIREMENT PLAN

(Final Section 415 Limit Regulations)

The Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan (hereinafter referred to as the “Plan”) provides in Section 8.1 for subsequent plan amendments. Sun Hydraulics Corporation (“Company”) now wishes to amend the Plan in the manner described below to make the changes required by the 2007 final Treasury Regulations under Code section 415. The Plan is therefore, amended as follows:

1. Section 4.10 of the Plan, entitled “Maximum on Annual Additions,” is revised effective as of January 1, 2008 by the addition of the following paragraph at the end of such Section 4.10:

“(i) For purposes of this Section 4.10 of the Plan and Section 415(c) of the Code, “415 Compensation” shall be the Participant’s Compensation but shall not include any payments the Employer makes to a retired or terminated Participant after the Participant’s date of severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) with the Employer, except that for Plan Years beginning on or after January 1, 2008, post-severance payments shall be included in 415 Compensation for purposes of this Section to the extent that such payments:

(i) are made to the Participant within 2- 1/2 months after the date of severance from employment with the Employer or, if later, by the end of the limitation year which includes such date of severance;

(ii) would have been paid to the Participant while the Participant continued in employment with the Employer, absent a severance from employment; and

(iii) consist of (A) regular salary or wage payments for services during the Participant’s regular employment (including overtime or shift differential, commissions, bonuses, or other similar regularly scheduled components of the Participant’s regular pay), (B) payments of vacation pay, sick time or other paid time off accrued during the Participant’s active employment with the Employer but not yet paid by the last day of active employment, or (C) military differential pay.”

2. In all other respects, the terms of the Plan, as amended to date, are hereby ratified and confirmed.

IN WITNESS WHEREOF, Sun Hydraulics Corporation has caused this First Amendment to the Plan to be executed by its duly authorized representative this 22 day of September, 2008.

SUN HYDRAULICS CORPORATION

Witness:	By:	/s/ Tricia Fulton
Tricia Fulton, Chief Financial Officer